SEC Form 3, Form 4 and Form 5 - Confirmation of Authority to Sign

Pursuant to Instruction 7 to SEC "Form 3 - Initial Statement of Beneficial Ownership of Securities," "Form 4 - Statement of Changes in Beneficial Ownership" and "Form 5 - Annual Statement of Beneficial Ownership of Securities" the undersigned,being an officer of Babson Capital
Management LLC,
the investment advisor to MassMutual Corporate Investors and MassMutual Participation Investors (each, a "Trust"),hereby appoint and designate Jean Bradley and John Mulkern and each of them singly, my true and lawful power of attorney will full power to (a) to sign form and file with the Securities and Exchange Commission, the New York, Stock Exchange and the
Trust said SEC Forms 4 and/or 5 with respect to shares of the Trust purchased or sold by the undersigned or any other change of beneneficial ownership relating to equity or derivative securities of the Trust required to be reported by the undersigned.

This authorization shall remain in effect until a written revocation is executed by the undersigned and filed with the Securities and Exchange Commission.



Signature and Date:  S/Roger W. Crandall  November 15, 2004
Name:                Roger W. Crandall
Title:               Managing Director of Babson Capital Management LLC
                     and
                     President of MassMutual Corporate Investors and MassMutual
                     Participation Investors